EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 13, 2017, is being entered into between COMSTOCK MINING INC., a Nevada corporation (the “Company”), and GF COMSTOCK 2 LP, a Delaware limited partnership (the “Purchaser”), with respect to the proposed issuance and sale by the Company of 11% Senior Secured Debenture due 2021 in an aggregate principal amount of $10,723,000 (the “Debenture”), in the form set forth in Exhibit A hereto.

W I T N E S S E T H:

WHEREAS, the Debenture will be secured by (1) the pledge of equity interests in the Company’s subsidiaries Comstock Mining LLC, a Nevada limited liability company (“Comstock LLC”), Comstock Real Estate Inc., a Nevada corporation (“Comstock Real Estate”), and Comstock Industrial LLC, a Nevada limited liability Company (“Comstock Industrial” and, together with Comstock LLC and Comstock Real Estate, the “Subsidiaries” and each, a “Subsidiary”), and (2) the Collateral (as such term is defined in the Pledge and Security Agreement dated as of the date hereof, in the form set forth in Exhibit B hereto (the “Security Agreement” and, together with this Agreement, the Debenture and the deeds of trust contemplated by the Security Agreement, the “Transaction Documents”), between the Company and the Purchaser relating to the pledge of such equity and the Collateral); and

WHEREAS, the Debenture will be offered and sold without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) of the Securities Act; and

WHEREAS, the Purchaser has agreed to consummate the transactions contemplated hereunder substantially concurrent with the purchase of shares of common stock (the “Common Stock”) of the Company, $0.000666 par value, per share, from the sellers thereof listed in Exhibit C hereto (the “Selling Stockholders”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this
Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Sale and Purchase; Payment and Delivery.

(A) Sale and Purchase. On the basis of the representations and warranties and subject to the other terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Debenture for an aggregate purchase price (the “Purchase Price”) of Ten Million One Hundred Fifty-Four Thousand Six Hundred Fifty-Three and 36/100 Dollars ($10,154,653.36).

(B) Payment and Delivery. Payment of the Purchase Price will be made to the Company by a combination of (x) Federal Funds wire transfer of same-day funds and (y) the cancellation of certain existing indebtedness of the Company owed to the Purchaser, against delivery to the Purchaser of the Debenture. Such payment and delivery shall be made no later than 4:00 p.m., New York City time, on the date of this Agreement (or at such time as otherwise set forth in the funds flow memorandum previously agreed between the Company and the Purchaser). As used herein, “Closing” means the closing on such payment and delivery,

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“Closing Date” means the date on which such payment and delivery are made and “Closing Time” means the time when such payment and delivery are made.

2. Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with the Purchaser that, as of the date of this Agreement and as of the Closing Time, unless such representation, warranty or agreement speaks as of a different time:

(A) Registration of Common Stock; Stock Exchange Matters. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is currently listed on the NYSE MKT (the “Exchange”) under the trading symbol “LODE.” The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the U.S. Securities and Exchange Commission (the “Commission”) or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Exchange.

(B) No Misstatement or Omission. The reports and other documents that the Company has filed or will file with the Commission under Section 13(a), 14 or 15(d) of the Exchange Act from and including January 1, 2014 and prior to the Closing Time, together with the Company’s registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on June 8, 2011 (File No. 001-35200), in each case including the information, if any, incorporated by reference therein, (collectively, the “Exchange Act Reports”, and each, individually, an “Exchange Act Report”), did or will not, when they were or will be so filed, do not (if so filed before the execution and delivery of this Agreement), and, as of the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(C) Conformity with Securities Act and Exchange Act. (i) Each Exchange Act Report, when it was filed with the Commission under the Exchange Act, conformed in all material respects with the requirements of the Exchange Act and (ii) the Company is, and has been for a period of at least 90 days immediately before the sale of Common Stock, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has: (x) filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding such sale; and (y) submitted electronically and posted on its corporate website, if any, every Interactive Data File (as defined in the Securities Act) required to be submitted and posted pursuant to Rule 405 of Regulation S-T under the Securities Act, during the 12 months preceding the sale of Common Stock.

(D) Financial Information. The consolidated financial statements of the Company included in the Exchange Act Reports, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified (subject to normal year-end audit adjustments for interim financial statements) and have been prepared in compliance with the requirements of the Exchange Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained in the Exchange Act Reports, if any, have been derived from the accounting records of the Company and the Subsidiaries, are prepared in compliance with the requirements of the Exchange Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods

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involved and accurately and fairly presented and prepared in all material respects on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Exchange Act Reports that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Exchange Act Reports; and all disclosures contained or incorporated by reference in the Exchange Act Reports, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Exchange Act, to the extent applicable.

(E) Organization. The Company and each of its Subsidiaries are duly organized, validly existing as a corporation or limited liability company, as the case may be, and in good standing under the laws of Nevada. The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate (or limited liability company, as the case may be) power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Exchange Act Reports, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or interfere in any material respect with consummation of the transactions contemplated by the Transaction Documents (a “Material Adverse Effect”).

(F) Subsidiaries. The Subsidiaries are the Company’s only subsidiaries. Except as set forth in the Exchange Act Reports, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any material lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(G) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would, individually or in the aggregate, have a Material Adverse Effect.

(H) No Material Adverse Change. Subsequent to the date of the most recent financial statements included in the Exchange Act Reports, there has not been (i) any Material Adverse Effect or the occurrence

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of any development that the Company reasonably expects will result in a Material Adverse Effect; (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole; (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, that is material to the Company and the Subsidiaries taken as a whole; (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries; (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Exchange Act Reports or (vi) any loss or interference in the business of the Company or the Subsidiaries from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(I) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Exchange Act Reports, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Exchange Act Reports as of the dates referred to therein (other than the grant of additional options or restricted stock under the Company’s existing equity incentive plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Exchange Act Reports is complete and accurate in all material respects. Except as disclosed in or contemplated by the Exchange Act Reports, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(J) Authorization; Enforceability. The Company has full legal right, power and authority to execute, deliver and perform its obligations under each Transaction Document and to perform the transactions contemplated thereby. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The Debenture has been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The Security Agreement has been duly authorized by the Company and, when the Security Agreement has been executed and delivered by the Company, will constitute the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. Each Deed of Trust has been duly authorized by the Company and, when each Deed of Trust has been executed and delivered by the Company, will constitute the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(K) Compliance with Laws. Except as set forth in the Exchange Act Reports, each of the Company and its Subsidiaries: (i) is in compliance with all statutes, rules, or regulations applicable to the ownership

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of the assets and businesses conducted by the Company or its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) has not received any correspondence or notice from the any governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which, would, individually or in the aggregate, have a Material Adverse Effect; (iii) possess all material Authorizations, and such Authorizations are valid and in full force and effect, and none of the Company or any of its Subsidiaries is in material violation of any term of any such Authorizations; (iv) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorization and has no knowledge that any such governmental authority is considering such action; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(L) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Transaction Documents and the transactions contemplated thereby, including the issuance and sale by the Company of the Debenture, except for (i) the consent of certain stockholders of the Company in the form set forth in Exhibit D hereto (the “Winfield Consent”) and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws.

(M) Independent Public Accounting Firm. Deloitte & Touche LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K included in the Exchange Act Reports, is and, during the periods covered by its report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements Rule 2-01 of Regulation S-X under the Exchange Act with respect to the Company.

(N) No Litigation. Except as set forth in the Exchange Act Reports, there are no pending legal, governmental or regulatory actions, suits, proceedings, audits or investigations to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any legal, governmental or regulatory authority or threatened by others. The Company and its Subsidiaries do not have reason to believe that the final determination in the Lyon County Litigation will have an adverse impact on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries taken as a whole. “Lyon County Litigation” means Comstock Res. Assn., et al. v. Lyon Co. Bd. of Commnrs., et al., Case No. 68433 (Supreme Court of Nevada), Case No. 14-CV-00128 in the Third Jud. Dist. Ct. in and for the State of Nevada.

(O) Permits. Except as disclosed in the Exchange Act Reports, the Company and its Subsidiaries have made all filings, applications and submissions required by, possesses and are operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign governmental or regulatory authorities necessary for the ownership or lease of their respective properties or

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to conduct their respective businesses as described in the Exchange Act Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and neither has any reason to believe that any such Permit will not be renewed in the ordinary course.

(P) Regulatory Filings. Except as disclosed in the Exchange Act Reports, neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities any required filing, declaration, listing, registration, report or submission, except for such failures that would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Exchange Act Reports, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect.

(Q) Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith. Except as otherwise disclosed in in or contemplated by the Exchange Act Reports, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries or any of their respective properties or assets. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it or any of its Subsidiaries or any of their respective properties or assets.

(R) Title to Real and Personal Property. Except as set forth in the Exchange Act Reports, the Company and its Subsidiaries have good and valid title to all personal property and good and insurable title to all real property described in the Exchange Act Reports as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except (i) Permitted Liens (as defined in the Debenture), (ii) matters that do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries; or (iii) matters that could not, individually or in the aggregate, have or reasonably could be expected to have a Material Adverse Effect.

(S) Environmental Laws. Except as set forth in the Exchange Act Reports, the Company and its Subsidiaries (i) are and at all times since January 1, 1996 were, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to the protection of the environment or health and safety including without limitation, environmental, health and safety laws, regulations, governmental authorizations, ordinances, and rules, and the common law, and contractual obligations relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, Releases or threatened Releases (defined below) of Hazardous Material (defined below) or otherwise relating to pollution or protection of human health or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous

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substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, natural resources, land surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Material or wastes, as the same may be amended or modified, and as now existing or hereafter adopted. Environmental Laws include, without limitation, the Environmental Laws listed below: The Hazardous Materials Transportation Act (49 U.S.C. § § 1801 et seq.); the Federal Solid Waste Act as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § § 6901 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. § 1251); the Federal Clean Water Act of 1977 (33 U.S.C. §§ 1251, et seq.); the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.); the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.); the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.); the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001, et seq.); the Occupational Safety and Health Act (26 U.S.C. §§ 651 et seq.); the Pollution Prevention Act of 1990 (42 U.S.C. §§ 13101 et seq.); the Atomic Energy Act of 1954, 68 Stat. 919; the Energy Reorganization Act of 1974; the Federal Mine Safety and Health Act of 1977, Public Law 91-173, as amended by The Mine Improvement and New Emergency Response (MINER) Act of 2006 (Public Law 109-236, as amended by Public Law 109-280); the Occupational Health and Safety Act of 1970, Pub. Law 91-596, 84 Stat. 1590, 29 USC §§ 652 et seq.); the Federal Land Policy and Management Act, 43 USC §§ 1744 et seq.; Federal Insecticide, Fungicide, and Rodenticide Act; the Federal Pesticide Act of 1978 (7 U.S.C. §§ 136, et seq. (collectively, “Environmental Laws”); (ii) have received and are in material compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their business; (iii) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (iv) except for reclamation obligations described therein and bonds posted therefor, are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location; (v) are not party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (vi) other than as reserved on the Company’s financial statements, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries; and (vii) (A) have no proceedings that are pending, or that are known to be contemplated, against the Company or any Subsidiary under any Environmental Laws in which a governmental entity is also a party, and (B) are not aware of any facts or issues regarding its compliance with Environmental Laws, or liabilities or other obligations that could be reasonably be expected to incur under Environmental Laws. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, mining wastes and byproducts, brine, and drilling mud, regulated as toxic, hazardous or as a pollutant or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment.

(T) Disclosure Controls. The Company and each of its Subsidiaries maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i)

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transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Exchange Act Reports). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the date of the latest audited financial statements of the Company included in the Exchange Act Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Exchange Act Reports). The Company has established disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) for the Company and designed such disclosure controls and procedures to provide reasonable assurance that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared.

(U) Sarbanes-Oxley. The Company and each of its Subsidiaries has developed and currently maintains disclosure controls and procedures that comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company and the Subsidiaries will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company or furnished by Company to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(V) Employees. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no discrimination complaint or unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law or collective bargaining agreement relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws

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or retirement benefits, or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification

(W) Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance, to the knowledge of the Company or any Subsidiary, is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(X) No Conflicts. Neither the execution and delivery of the Transaction Documents and all ancillary documents, nor the issuance, offering or sale of the Debenture, nor the consummation of any of the transactions contemplated by the Transaction Documents, nor the compliance by the Company or any of its Subsidiaries with the terms and provisions thereof, do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract, instrument, indenture, mortgage, deed of trust, note, loan agreement or other agreement to which the Company or any of its Subsidiaries may be bound or to which any of their respective properties or assets are subject, except (i) liens, charges or encumbrances pursuant to the Transaction Documents, (ii) such conflicts, breaches or defaults as have been waived; and (iii) such conflicts, breaches and defaults that would not, individually or in the aggregate, have a Material Adverse Effect; nor will any such action result in (x) any violation of the provisions of the organizational or governing documents of the Company or any of its Subsidiaries; or (y) any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or any of its Subsidiaries, or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets or businesses, other than, with respect

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to this clause (y), any violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(Y) Investment Company Act; Public Utility Holding Company. Neither the Company nor any Subsidiary is and, after giving effect to the transactions contemplated by this Agreement and the application of the proceeds thereof, will be, (i) required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(Z) Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, geological and geophysical data, any studies, reports, mining models, assays, drill core, drill-hole data, geochemical reports, recovery reports and any other information relating to the Real Property Collateral and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Exchange Act Reports. To the knowledge of the Company and its Subsidiaries, no action or use by the Company or its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Exchange Act Reports will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any Subsidiary has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (A) to the knowledge of the Company and its Subsidiaries, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company or any Subsidiary; (B) there is no pending or, to the knowledge of the Company and its Subsidiaries, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property Rights, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this clause (Y), reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the knowledge of the Company and its Subsidiaries, the Intellectual Property Rights licensed to the Company or any of its Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s and its Subsidiaries’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this clause (Y), reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the Company’s or any Subsidiary’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, neither the Company nor any Subsidiary has received any written notice of such claim and the Company and the Subsidiaries are unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this clause (Y), reasonably be expected to result in a Material Adverse Effect; and (E) to the Company’s and its Subsidiaries’ knowledge, no employee of the Company

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or any Subsidiary is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any Subsidiary, or actions undertaken by the employee while employed with the Company or any Subsidiary and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s and its Subsidiaries’ knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential. Neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Exchange Act Reports and are not described therein. The Exchange Act Reports contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or such Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company’s or any Subsidiary’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.
(AA) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the Company’s or any Subsidiary’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary or any other person acting on behalf of the Company or any Subsidiary, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company or any of its Subsidiaries to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might materially adversely affect the assets, business, operations or prospects of the Company or any of its Subsidiaries. The Company and its Subsidiaries have taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and its Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(BB) Compliance with OFAC. Neither the Company nor any of its Subsidiaries nor, to the Company’s or any of its Subsidiaries’ knowledge, any director, officer, agent, employee or affiliate of the Company, any Subsidiary or any other person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(CC) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the

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Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened.

(DD) Related Party Transactions. There are no business relationships or related party transactions involving the Company, its affiliates or any other person required to be described or incorporated by reference in the Exchange Act Reports that have not been described as required. The Purchaser acknowledges that Hard Rock Nevada Inc., an entity owned and controlled by an employee of the Company, participated indirectly in a loan to Comstock Industrial in an amount equal to approximately $200,000.

(EE) Board of Directors. The Board of Directors of the Company is comprised of the persons set forth in the Exchange Act Reports. The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

(FF) Solvency; Fraudulent Conveyance. The Company and its Subsidiaries (i) have not entered into this Agreement or any Transaction Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) have received reasonably equivalent value in exchange for their obligations under this Agreement, the Debenture and the other Transaction Documents. The fair saleable value of Company’s and the Subsidiaries’ assets are and will, immediately following the execution and delivery of the Transaction Documents, be greater than Company’s and its Subsidiaries’ total liabilities (including the maximum amounts of its subordinated, unliquidated, disputed, or contingent liabilities or its debts as such debts become absolute and matured). The Company’s and its Subsidiaries’ assets do not and will not, immediately following the execution and delivery of the Transaction Documents, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Company and its Subsidiaries do not intend to, and do not believe that they will, incur debts and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debts as they mature (taking into account the timing and amount to be payable on or in respect of any such obligations).

(GG) Margin Regulations. No part of the proceeds of the Debenture will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Applicable Laws.

(HH) Collateral Representations.

(i)      The provisions of the Security Agreement and the Deeds of Trust are effective to create in favor of the Purchaser a legal, valid and enforceable first priority lien and security interest (subject to Permitted Liens) on all right, title and interest of the Company or the relevant Subsidiary in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Agreement or the Deeds of Trust, no filing or other action will be necessary to perfect or protect such liens.

(ii)     Set forth on Schedule 2(HH)(ii), as of the Closing Date, is a description of all Deposit Accounts and Securities Accounts of the Company and its Subsidiaries (other than payroll accounts), including the name of (A) the Company or applicable Subsidiary in whose name such Account exists, (B) in

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the case of a Deposit Account, the depository institution and average amount held in such Deposit Account, and (C) in the case of a Securities Account, the Securities Intermediary or issuer and the average aggregate market value held in such Securities Account, as applicable.

(iii)     Set forth on Schedule 2(HH)(iii), as of the Closing Date, is a description of all Commercial Tort Claims of the Company and its Subsidiaries (detailing such Commercial Tort Claim in such detail as reasonably requested by the Purchaser).

(iv)     Set forth on Schedule 2(HH)(iv), as of the Closing Date, is a true and complete list of (x) all real property owned in fee by the Company or a Subsidiary (“Fee Property”) and (y) all unpatented mining claims owned by the Company or a Subsidiary (“Unpatented Claims”).

(v)    Set forth on Schedule 2(HH)(v), as of the Closing Date, is a true and complete list of (x) all real property owned in fee by a third party and leased to the Company or a Subsidiary (“Leased Fee Property”) and (y) all unpatented mining claims owned by a third party and leased to the Company or a subsidiary (“Leased Unpatented Claims”).

(vi)    Except for Permitted Liens and the royalties set forth on Schedule 2(HH)(ix) with respect to each such real property, the Company owns a 100% interest in and to (i) the Fee Property; (ii) the Unpatented Claims, subject to the paramount title of the United States; (iii) the leasehold estate in the Leased Fee Property; and (iv) the Leased Unpatented Claims, subject to the paramount title of the United States.

(vii)    With respect to Unpatented Claims located and staked by the Company or a Subsidiary, all required claim maintenance fees have been paid in the manner required by Applicable Law in order to maintain such Unpatented Claims in good standing through the end of the current assessment year, and proof thereof has been properly and timely recorded and filed in accordance with Applicable Law, and all such Unpatented Claims were located and staked in the manner required by Applicable Law, and proof thereof has been properly and timely recorded and filed in accordance with Applicable Law. With respect to Unpatented Claims located and staked by a Person other than the Company or a Subsidiary, since the date of acquisition of such Unpatented Claims, all required claim maintenance fees have been paid in the manner required by Applicable Law in order to maintain such Unpatented Claims in good standing through the end of the current assessment year and proof thereof has been properly and timely recorded and filed in accordance with Applicable Law and, prior to the date of acquisition to the knowledge of the Company (x) all such Unpatented Claims were located and staked in the manner required by Applicable Law, and proof thereof has been properly and timely recorded and filed in accordance with Applicable Law, and (y) all required claim maintenance fees have been paid in the manner required by Applicable Law in order to maintain such Unpatented Claims in good standing, and proof thereof has been properly and timely recorded and filed in accordance with Applicable Law.

(viii)    With respect to the Leased Unpatented Claims, since the date of acquisition of such leasehold interest, all required claim maintenance fees have been paid in the manner required by Applicable Law in order to maintain the Leased Unpatented Claims in good standing through the end of the current assessment year (inclusive of the Closing Date), and proof thereof has been properly and timely recorded and filed in accordance with Applicable Law, and, prior to the date of acquisition of such leasehold interest to the knowledge of the Company, (x) all Leased Unpatented Claims were located and staked in the manner required by Applicable Law, and proof thereof has been properly and timely recorded and filed in accordance with Applicable Law, and (y) all required claim maintenance fees have been paid in the manner required by Applicable Law in order to maintain the Leased Unpatented Claims in good standing, and proof thereof has been properly and timely recorded and filed in accordance with Applicable Law.

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(ix)    Schedule HH(ix), as of the Closing Date, sets forth a true and complete list of all royalties on or burdening all or any portion of the Real Property Collateral.

(II) Auramet Note and Auramet Purchase Agreement. There are currently no amounts outstanding under either the Auramet Note or the Auramet Purchase Agreement (as such terms are defined below).

3. Representations of the Purchaser.

The Purchaser represents and warrants to, and agrees with the Company that, as of the date of this Agreement and as of the Closing Time, unless such representation, warranty or agreement speaks as of a different time:

(A) Investor Status. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(B) Experience of the Purchaser. The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, and in making decisions with respect to investments in securities representing an investment decision, like that involved in the purchase of the Debenture, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Debenture, and has undertaken an independent analysis of the merits and the risks of an investment in the Debenture, based on the Purchaser’s own financial circumstances. The Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Debenture and to ask questions of, and receive answers from, the Company concerning such information.

(C) No Public Sale or Distribution. The Purchaser is acquiring the Debenture in the ordinary course of its business and for its own account for investment only and with no present intention of “distributing” the Debenture, or participating in any arrangement or understanding with any other persons regarding the “distribution” of the Debenture, in each case within the meaning of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Debenture, nor will the Purchaser engage in any short sale that results in a disposition of the Debenture by the Purchaser, except if (i) the transferee of the Debenture has agreed in writing for the benefit of the Company to be bound by this Section 3; (ii) such offer, sale, pledge, transfer or other disposition is in compliance with the Securities Act and the rules and regulations of the Commission thereunder and any applicable state securities or “blue sky” laws; and (iii) if such sale, pledge, transfer or other disposition is not registered by an effective registration statement under the Securities Act and if reasonably requested by the Company, the Purchaser shall have furnished the Company with such documents reasonably requested by the Company, including without limitation an opinion of counsel reasonably satisfactory to the Company that such sale, pledge, transfer or other disposition will not require registration under the Securities Act; provided, however, that (x) clause (i) above will not apply to, and, except in unusual circumstances, the Company will not be entitled pursuant to clause (iii) above to request or require any documentation other than a representation letter in customary form for, any sale, pledge, transfer or other disposition made pursuant to Rule 144 promulgated under the Securities Act (or any successor thereto); and (y) clause (i) above will not apply to, and the Company will not be entitled to request or require such an opinion of counsel or any other documentation or information if such Debenture does not bear a restricted legend.

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(D) Information. The Purchaser has, in connection with its decision to purchase the Debenture, relied solely upon the Exchange Act Reports, the representations and warranties of the Company contained herein and the information referred to in Section 3(B).

(E) Reliance on Exemptions. The Purchaser understands that the Debenture is being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations of the Commission thereunder and state securities or “blue sky” laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Debenture.

(F) No Legal, Tax or Investment Advice. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Debenture constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Debenture.

(G) Risk of Loss. The Purchaser understands that its investment in the Debenture involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment. The Purchaser understands that no representation is being made as to the future value of the Debenture.

(H) Legend. The Purchaser understands that, until such time as the Debenture may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the volume or manner of sale of such securities that can then be sold, the Debenture will bear a restrictive legend in substantially the following form:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (II) UNLESS PURSUANT TO RULE 144 (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT.”

(I) Residency. The Purchaser’s residence and principal executive offices are in the jurisdiction set forth in Section 7(A) of this Agreement.

(J) Organization; Validity; Enforcement. The Purchaser has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement and to perform the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any judgment, decree, order, rule or regulation of any court or any regulatory

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body or other governmental agency or body applicable to the Purchaser, except, with respect to any such agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit, other instrument, statute, judgment, decree, order, rule or regulation, as would not, individually or in the aggregate, materially interfere with consummation of the transactions contemplated hereby. No consent, approval, authorization or other order of any court, regulatory body or other governmental body is required on the part of the Purchaser for the execution, delivery and performance of this Agreement by the Purchaser, except in each case as would not, individually or in the aggregate, materially interfere with consummation of the transactions contemplated hereby. Upon the execution and delivery of this Agreement by the parties hereto, this Agreement shall constitute the legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(K) Disclosure. The Purchaser acknowledges and agrees that the Company does not make nor has made any representations or warranties with respect to the transactions contemplated hereby or to its business, properties, operations and prospects, other than those specifically set forth in Section 2 of this Agreement.

(L) Compliance with Laws. The Purchaser acknowledges and agrees that it is responsible for its own compliance with foreign, state and federal securities laws. The Purchaser has all business and professional licenses, registrations and permits necessary to receive any fees or take any other actions contemplated under this Agreement or the other Transaction Documents.

Section 4. COVENANTS OF THE COMPANY.

(A) Blue Sky and Other Qualifications. The Company will qualify the Debenture for offering and sale, or to obtain an exemption for the Debenture to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) may be necessary in order to issue and sell the Debenture to the Purchaser pursuant to this Agreement; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it has theretofore so filed or in which it is not so qualified, as applicable, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(B) Payment of Expenses. On the Closing Date, the Company shall reimburse the Purchaser for due diligence expenses in an amount equal to Three Hundred Fifty Thousand Dollars ($350,000) (collectively, the “Purchaser Reimbursed Expenses”). The Company shall also be responsible for the payment of its own expenses related to the transactions contemplated by this Agreement, including (i) the preparation, issuance and delivery of the certificates, if any, for the Debenture; (ii) reasonable fees and disbursements of the counsel, accountants and other advisors to the Company; and (iii) the qualification or exemption of the Debenture under securities laws in accordance with Section 4(A), including filing fees (collectively, the “Company Expenses”). For purposes of this Agreement, “Business Day” means any day on which commercial banks in the City of New York are open for business.

(C) Use of Proceeds. The Company will use the proceeds from the issuance of the Debenture in accordance with Schedule A attached hereto.

(D) Right to Board Designee. For so long as the Debenture remains outstanding, the Purchaser will be entitled to designate Clark Gillam to serve as a member of the Board of Directors of the Company (which right is not transferable to any third party). The Company agrees that if Mr. Gillam is unable to serve as a

16

director, resigns as a director or is removed as a director without cause and the Debenture remains outstanding, then the Purchaser shall have the ability to designate Daniel Freuman for appointment or election to the Board (Mr. Gillam or Mr. Freuman, as the case may be, the “Purchaser Designee”). The Company will take all action necessary to appoint the Purchaser Designee to the Board and to nominate such designee for election to the Board at each stockholder meeting. The Company shall recommend that the Company’s stockholders vote in favor of the Purchaser Designee at each stockholder meeting at which the Purchaser Designee is nominated. The Purchaser Designee shall not be entitled to compensation for serving as a member of the Board of Directors of the Company for so long as this Debenture is outstanding. Any such designee shall be subject to the same duties with respect to confidentiality, conflicts of interest and corporate opportunities, among other duties, as other non-employee members of the Board of Directors. The Company understands and agrees that the Purchaser Designee may, if and to the extent he desires to do so, disclose to the Purchaser (including any partners or members thereof) information he obtains while serving as a member of the Board of Directors of the Company or any committee thereof on a confidential basis, subject to an express agreement naming the Company as a third-party beneficiary of such confidentiality obligations (which the parties hereto acknowledge is satisfied by the terms of the Purchaser’s limited partnership agreement as in effect on the date hereof).

(E) Mineral Reports; Surface Title Confirmation. The Company shall comply with its obligations set forth in Section 6(K) of the Debenture, relating to the delivery of certain title reports relating to the Dayton/Spring Valley Properties as described on Schedule 4(E)(1) (“Dayton/Spring Valley Properties”), the American Flat Properties as described on Schedule 4(E)(2) (“American Flat Properties”), the Lucerne Properties as described on Schedule 4(E)(3) (“Lucerne Properties”), the Occidental Properties as described on Schedule 4(E)(4) (“Occidental Properties”) the Genco/Rule Properties as described on Schedule 4(E)(5) (“Genco/Rule Properties”) and the Amazon/Wonder Properties as described on Schedule 4(E)(6) (“Amazon/Wonder Properties”).

Section 5. CONDITIONS TO THE PURCHASER’S OBLIGATIONS.

The obligations of the Purchaser under this Agreement will be subject to the satisfaction (or waiver by the Purchaser in its sole discretion) of the following conditions precedent:

(A) Accuracy of Representations. The representations and warranties of the Company in this Agreement are accurate and correct as of, and as if made at, the Closing Time.

(B) Performance of Company’s Obligations. The Company shall have duly performed all of its obligations under this Agreement as are required to be completed at or before the Closing Time, including without limitation, payment of the Purchaser Reimbursed Expenses.

(C) Execution and Delivery of Security Agreement and Deeds of Trust. The Security Agreement and each Deed of Trust shall have been executed and delivered by each party thereto, and the Purchaser shall have received a copy thereof.

(D) Winfield Consent. Execution and delivery of the Winfield Consent, and the Purchaser shall have received a copy thereof.

(E) Surface Title Work. The Purchaser shall have received, in form and substance satisfactory to the Purchaser, updated preliminary title reports and such other reports and opinions, related to Dayton/Spring Valley Properties, the Industrial Park Properties as described on Schedule 5(E)(1) (“Industrial Park Properties”) and the Daney Ranch Properties as described on Schedule 5(E)(2) (“Daney Ranch Properties”)

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prepared and certified by a Nevada title insurer, relating to the status of ownership of the surface title to all of such real properties.

(F) Selling Stockholders Sale. The purchase of the Common Stock free and clear of any lien, defect or encumbrance from the Selling Stockholders pursuant to documentation satisfactory to the Purchaser; provided, that this condition shall be deemed to have been satisfied so long as the transfer agent relating to the Common Stock has delivered by email confirmation that (1) as to the Selling Stockholders transferring shares of Common Stock to the Purchaser via electronic delivery, all actions in respect of such electronic transfer have been taken and (2) as to the Selling Stockholder transferring to the Purchaser physical certificates representing shares of Common Stock, such Selling Stockholder has irrevocably given instructions to The Depositary Trust Company (DTC) to deliver such physical certificates to the transfer agent (it being understood that such certificates for shares of Common Stock shall be delivered to the Purchaser as soon as practicable after the Closing in accordance with the Purchaser’s instructions).
(G) Legal Opinions of Counsel. The Purchaser shall have received an opinion or opinions (including local counsel opinions) of counsel for the Company and its Subsidiaries, addressed to the Purchaser, in form and substance reasonably acceptable to the Purchaser.

(H) Officer’s Certificate. The Purchaser shall have received an Officer’s Certificate, certifying as to the organizational documents of the Company and each Subsidiary (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of the Company and each Subsidiary and the good standing, existence or its equivalent of the Company and each Subsidiary.

(I) Existing Indebtedness; No Liens. All of the existing Indebtedness of the Company and its Subsidiaries other than the Indebtedness described on Schedule 5(I) shall be repaid in full and all guarantees and security interests related thereto shall be terminated prior to or concurrent (or substantially concurrent, to the extent arrangements for such repayment and termination have been already been agreed) with the Closing (other than as set forth in clause (L) below). There shall exist no lien, charge or encumbrance on any assets of the Company and its Subsidiaries other than Permitted Liens.

(J) Personal Property Collateral. The Purchaser shall have received, in form and substance satisfactory to the Purchaser: (i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of the Company and each Subsidiary and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Purchaser’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no liens, charges or encumbrances exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches, (ii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Purchaser’s sole discretion, to perfect the Purchaser’s security interest in the Collateral and (iii) stock or membership certificates, if any, evidencing the pledged equity and undated stock or transfer powers duly executed in blank; in each case to the extent such pledged equity is certificated.

(K) Real Property Collateral. The Purchaser shall have received, in form and substance reasonably satisfactory to the Purchaser, a Deed of Trust, Assignment of Rents and Leases and Security Agreement, executed by the Company and each Subsidiary owning a record title interest in the Real Property Collateral, securing a lien against all of the real property set forth on Schedule 5(K) (“Real Property Collateral”).

(L) Auramet Debt. The Company shall have terminated (1) that certain Secured Promissory Note and Guaranty dated March 6, 2015 (the “Auramet Note”) entered into with Auramet International, LLC (and secured by a Deed of Trust, General Security Agreement and Financing Statement and Pledge of its interest

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in Comstock Mining LLC) and (2) that certain Amended and Restated Master Purchase Contract and Bill of Sale dated March 11, 2015 (the “Auramet Purchase Agreement”) with Auramet International, LLC and all security interests, guarantees and pledges associated therewith.

(M) Other Materials. The Company shall have furnished to the Purchaser such appropriate further information, certificates, letters and other documents as the Purchaser may reasonably request. All such certificates, letters and other documents will be in compliance with the provisions of this Agreement.

Section 6. CONDITIONS TO THE COMPANY’S OBLIGATIONS.

The obligations of the Company under this Agreement will be subject to the satisfaction (or waiver by the Company in its sole discretion) of the following conditions precedent:

(A) Accuracy of Representations. The representations and warranties of the Purchaser in this Agreement are accurate and correct as of, and as if made at, the Closing Time.

(B) Receipt of Purchase Price. The Company shall have received the Purchase Price in accordance with Section 1(B).

Section 7. MISCELLANEOUS.

(A) Notices. Unless otherwise provided herein, all notices, demands, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, or sent by facsimile (if provided), addressed as follows (or to such other address as may be given in writing in the future by either party to the other party hereto):

If to the Company, to:
Comstock Mining Inc.
P.O. Box 1118
Virginia City, NV 89440
Attention: Corrado DeGasperis
Facsimile: 800-750-5740
Telephone: 775-848-5310

With a copy (which shall not constitute notice) to:

Withers Bergman LLP
1700 East Putnam Avenue, Suite 400
Greenwich, CT 06870-1366
Attention: Clyde Tinnen, Esq.
Facsimile: 203-302-6619
Telephone: 203-302-4079

and if to the Purchaser, shall be delivered to:

GF Comstock 2 LP
140 East 45th Street, Suite 17c

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New York, NY 10017
Attention: Daniel Freuman
Telephone: 212-201-5813

Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day; (ii) on the next Business Day after timely delivery for overnight service to a nationally recognized overnight courier service; and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

(B)     Governing Law and Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto agrees that any action, suit or proceeding arising out of or relating to this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) may be commenced in the state courts sitting in New York City, New York, Borough of Manhattan and the United States District Court of the Southern District of New York, and any appellate court from any thereof. Each party hereto hereby (1) irrevocably waives personal service of process, (2) waives, to the fullest extent permitted by applicable law, (x) any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding; and (y) any claim that it may now or hereafter have that any such action, suit or proceeding in such a court has been brought in an inconvenient forum, (3) submits to the nonexclusive jurisdiction of such courts in any such action, suit or proceeding and (4) consents to process being served in any such action, suit or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement (and agrees that such service shall constitute good and sufficient service of process and notice thereof). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Nothing in this Agreement or in any other Transaction Document shall affect any right that the Purchaser may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Company or any of its Subsidiaries or any of their respective properties or assets in the courts of any jurisdiction.

(C)     Amendments and Waivers; Cumulative Remedies. No provision of this Agreement may be modified, changed, waived, amended, discharged or terminated except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. The rights, remedies, powers and privileges of a party hereunder are cumulative and not exclusive of any rights or remedies that such party may otherwise have.

(D)     Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf

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such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

(E) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(F)     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. References to either of the parties contained in this Agreement will be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other party and any attempt to do so without such consent will be null and void; provided, however, that the Purchaser may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent (but shall give notice thereof to the Company).

(G) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Comstock Mining Inc.

By:	/s/ Corrado De Gasperis
Name:	Corrado De Gasperis
Title:	President and Chief Executive Officer

GF Comstock 2 LP, by GF Capital, LLC, its General Partner

By:	/s/ Daniel Freuman
Name:	Daniel Freuman
Title:	Manager

[Signature Page to Securities Purchase Agreement (2017)]

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Schedules and Exhibits
Schedules
Schedule A - Sources and Uses of Cash Proceeds

Schedules to be provided by the Company:
Schedule 2(HH)(ii)—Deposit Accounts
Schedule 2(HH)(iii)—Commercial Tort Claims
Schedule 2(HH)(iv)—Fee Property/Unpatented Claims
Schedule 2(HH)(v)—Leased Fee Property/Unpatented Claims
Schedule 2(HH)(ix)—Royalties on Real Property Collateral
Schedule 4(E)(1)—Dayton/Spring Valley Properties
Schedule 4(E)(2)—American Flat Properties
Schedule 4(E)(3)—Lucerne Properties
Schedule 4(E)(4)—Occidental Properties
Schedule 4(E)(5)—Genco/Rule Properties
Schedule 4(E)(6)—Amazon/Wonder Properties
Schedule 5(E)(1)—Industrial Park Properties
Schedule 5(E)(2)—Daney Ranch Properties
Schedule 5(K)—Real Property Collateral
Exhibits
Exhibit A - Form of Debenture
Exhibit B - Form of Pledge and Security Agreement
Exhibit C – Selling Stockholders
Exhibit D – Form of Winfield Consent